CONSENT LETTER

May 30, 2006

Via Facsimile

CECO Environmental Corp.

CECO Group, Inc.

CECO Filters, Inc.

New Busch Co., Inc.

The Kirk & Blum Manufacturing Company

KBD/Technic, Inc.

CECOaire, Inc.

CECO Abatement Systems, Inc.

3120 Forrer Street

Cincinnati, Ohio 45209

Attn: Mr. Phillip DeZwirek, CEO

Re: Credit Agreement dated as of December 29, 2005 (the "Credit Agreement") among CECO Environmental Corp., CECO Group, Inc. ("Group"), and their respective subsidiaries which are Borrowers thereunder: CECO Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, KBD/Technic, Inc., CECOaire, Inc. and CECO Abatement Systems, Inc. (collectively, the "Borrowers") and Fifth Third Bank ("Lender") (capitalized terms used, but not defined, in this letter will have the meanings given to them in the Credit Agreement).

Dear Mr. DeZwirek:

Lender has been advised that, in connection with the exercise of certain warrants issued to purchase the capital stock of CECO Environmental Corp. (the "Company"), the Company will receive net cash proceeds in the aggregate approximate amount of $892,680 (the "Warrant Proceeds"). Lender has been further advised that the Company desires to use the Warrant Proceeds, together with advances from Borrowers of Revolving Loan proceeds in the aggregate approximate amount of $167,320 (together with the Warrant Proceeds, collectively, the "Proceeds"), to pay accrued and unpaid interest on, and the entire unpaid principal balance of, all of the Indebtedness and other obligations owing by the Company to each of ICS and Mr. Sandler (collectively, the "ICS and Mr. Sandler Subordinated Debt"), as evidenced by that certain: (i) Second Amended and Restated Replacement Promissory Note, dated February 2, 2006, in the original principal amount of $500,000 from the Company to Mr. Sandler, and (ii) Third Amended and Restated Replacement Promissory Note, dated February 6, 2006, in the original principal amount of $500,000 from the Company to ICS. The Company, Group, and Borrowers each represent to Lender that no Event of Default, and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement or the other Loan Documents exists on the date hereof or will be created by the transactions contemplated hereby.

Lender hereby consents, without representation, warranty or recourse and upon the conditions hereof, to the application of the Proceeds to the ICS and Mr. Sandler Subordinated Debt. Notwithstanding anything to the contrary in the foregoing, Lender's consent to the application of the Proceeds to the ICS and Mr. Sandler Subordinated Debt, as contemplated herein, is expressly conditioned upon (i) the Warrant Proceeds being first deposited by the Company into the Company's account at lender and then used to make payment on the ICS and Mr. Sandler Subordinated Debt out of those same funds in that Fifth Third bank account, (ii) the Warrant Proceeds receiving accounting treatment as equity in the Company, (iii) any Proceeds remaining after making payment on the ICS and Mr. Sandler Subordinated Debt being contributed by the Company into Borrowers to be used by them to pay down the Revolving Loans, and (iv) the Company's providing to Lender evidence satisfactory to Lender that the ICS and Mr. Sandler Subordinated Debt has been fully paid, performed and otherwise satisfied.

Under no circumstances should this letter be interpreted to constitute or be deemed to be a modification or amendment of the Credit Agreement or of any other Loan Document or any commitment by Lender to provide any future consent to the Company, Group or Borrowers.

This letter may be signed by facsimile signatures or other electronic delivery of an image file reflecting the execution hereof, and, if so signed: (i) may be relied on by each party as if the document were a manually signed original and (ii) will be binding on each party for all purposes.

FIFTH THIRD BANK

By: /s/ Donald K. Mitchell

Donald K. Mitchell, Vice President

[Acceptance Page Follows]

Cincinnati - 586200.3

Accepted and Agreed to as of May 31, 2006:

CECO ENVIRONMENTAL CORP.	CECO GROUP, INC.

By: /s/ Dennis W. Blazer	By: /s/ Dennis W. Blazer
Dennis W. Blazer, Chief Financial Officer	Dennis W. Blazer, Chief Financial Officer,
and Vice President	Secretary and Treasurer

CECO FILTERS, INC.	NEW BUSCH CO., INC.

By: /s/ Dennis W. Blazer	By: /s/ Dennis W. Blazer
Dennis W. Blazer, Secretary and Treasurer	Dennis W. Blazer, Secretary and Treasurer

THE KIRK & BLUM MANUFACTURING COMPANY	KBD/TECHNIC, INC.

By: /s/ Dennis W. Blazer	By: /s/ Dennis W. Blazer
Dennis W. Blazer, Secretary and Treasurer	Dennis W. Blazer, Secretary and Treasurer

CECOAIRE, INC.	CECO ABATEMENT SYSTEMS, INC.

By: /s/ Dennis W. Blazer	By: /s/ Dennis W. Blazer
Dennis W. Blazer, Secretary and Treasurer	Dennis W. Blazer, Secretary and Treasurer